United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: June 30, 2006
(Date of earliest event reported)
EMAK Worldwide, Inc.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)
6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)
(323) 932-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 30, 2006, EMAK Worldwide, Inc. (the “Company”) entered in an Exchange and Extension Agreement with Crown EMAK Partners, LLC (“Crown”) providing that: (a) the conversion price of the Company’s Series AA Senior Cumulative Convertible Preferred Stock (“Series AA Stock”) would be reduced from $14.75 per share of Common Stock to $9.00 per share of Common Stock; (b) the 6% cumulative perpetual dividend on the $25 million face value of the Series AA Stock ($1.5 million per annum) would be permanently eliminated effective April 1, 2006; (c) the provisions pertaining to election of Series AA directors would be revised to permit the holders of the Series AA Stock to elect two directors except (i) if the number of Common Stock directors exceeds seven or (ii) in situations involving a potential Change of Control (as defined in the Certificate of Designation of Series AA Stock) at a time when the total number of directors (inclusive of Common Stock directors and Series AA Stock directors) exceeds eight, in either of which instances the holders of the Series AA Stock would be permitted to elect three directors; and (d) the terms of the Common Stock warrants held by Crown which previously expired on March 29 and June 20, 2010 would be extended until March 29 and June 20, 2012 (collectively, the “Crown Transaction”).
     At the Company’s Annual Meeting held on May 31, 2006, the Company’s stockholders approved an amendment to the Certificate of Designation of the Company’s Series AA Stock (the “Certificate of Designation”) in order to permit the closing of the Crown Transaction. The Certificate of Amendment of Certificate of Designation provides for the changes in the rights and preferences of the Series AA Stock set forth in subparagraphs (a), (b) and (c) of the preceding paragraph.
     Also in connection with the closing of the Crown Transaction, effective as of May 31, 2006, the Company entered into an Amendment No. 1 to Rights Agreement with Continental Stock Transfer & Trust Company as rights agent (“Amendment No. 1”) with respect to the Company’s Preferred Share Purchase Rights Plan (the “Plan”). Amendment No. 1 provides that the shares of Common Stock issuable upon conversion of the Series AA Stock, as may be amended from time to time, or upon the exercise of any options or warrants Crown holds to acquire capital stock of the Company (as the same may be amended from time to time), in each case held by Crown as of May 31, 2006 or issuable to Crown as a result of the transactions approved by the Company’s stockholders at the Company’s 2006 Annual Meeting of Stockholders, will not result in a triggering of rights under the Plan.
     The Crown Transaction was closed on June 30, 2006.
Item 3.03 Material Modification to Rights of Security Holders
     Please see the disclosure set forth under Item 1.01, which is incorporated into this Item 3.03 by reference.
Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year
     On June 30 2006, the Company filed a Certificate of Amendment of Certificate of Designation of Series AA Stock (“Certificate of Amendment”) with the Office of the Delaware Secretary of State, in the form approved by the Company’s stockholders a the Annual Meeting held on May 31, 2006.
     The information regarding the Crown Transaction and the Certificate of Amendment set forth in Item 1.01 is incorporated by reference into this Item 5.03. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
     (c) Exhibits:
          Exhibit 3.1       Certificate of Amendment of Certificate of Designation of Series AA Senior Cumulative Convertible Preferred Stock of EMAK Worldwide, Inc.
          Exhibit 4.1       Amendment No. 1 to Rights Agreement between the Company and Continental Stock Transfer & Trust Company.
          Exhibit 10.1     Exchange and Extension Agreement between the Company and Crown EMAK Partners, LLC dated June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: July 7, 2006	By:	/S/ TERESA L. TORMEY
Teresa L. Tormey,
Chief Administrative Officer and General Counsel

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